ARTICLES SUPPLEMENTARY
GREAT-WEST FUNDS, INC.

Great-West Funds, Inc. (the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On January 14, 2013 the Board of Directors of the Corporation, pursuant to the authority contained in the Corporation's charter, and in accordance with Section 2-105(c) of the Maryland General Corporation Law, unanimously adopted resolutions approving:

The re-classification of the following shares of previously classified but unissued shares of stock of the Corporation as follows:

Previously Classified Shares (expressed in millions)	Re-Classified Shares (expressed in millions)
Great-West Bond Index Initial Class – 105	Great-West Bond Index Initial Class – 130
Great-West MFS International Value Initial Class – 79	Great-West MFS International Value Initial Class – 110
Great-West S&P 500® Index Initial Class – 135	Great-West S&P 500® Index Initial Class – 180
Great-West International Index Initial Class – 52.5	Great-West International Index Initial Class – 70
Great-West Putnam Equity Income Initial Class – 52.5	Great-West Putnam Equity Income Initial Class – 70
Great-West American Century Growth Initial Class – 52.5	Great-West American Century Growth Initial Class – 80
Great-West Moderate Profile II Initial Class – 200	Great-West Moderate Profile II Initial Class – 250
Great-West Lifetime 2015 II Class T1 – 45	Great-West Lifetime 2015 II Class T1 – 80
Great-West Lifetime 2025 II Class T1 – 80	Great-West Lifetime 2025 II Class T1 – 100
Great-West Lifetime 2035 II Class T1 – 45	Great-West Lifetime 2035 II Class T1 – 70

SECOND: The total number of shares of capital stock that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law to the extent hereafter set forth.

THIRD: Both as of immediately before the increase or decrease and as increased or decreased: (i) the total number of shares of stock of all classes that the Corporation has authority to issue is Eleven Billion (11,000,000,000), (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is Ten Cents ($.10) per share, and (iv) the aggregate par value of all the shares of all classes is One Billion One Hundred Million Dollars ($1,100,000,000).

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After
Great-West Money Market	Common Stock	1,000	1,000
Great-West Stock Index	Initial Class	90	90
Great-West Stock Index	Class L	35	35
Great-West Bond Index	Initial Class	105	130
Great-West Bond Index	Class L	35	35
Great-West U.S. Government Mortgage Securities	Initial Class	90	90

		Authorized Shares (expressed in millions)
Great-West U.S. Government Mortgage Securities	Class L	35	35
Great-West S&P Small Cap 600® Index	Initial Class	100	100
Great-West S&P Small Cap 600® Index	Class L	35	35
Great-West Putnam High Yield Bond	Initial Class	100	100
Great-West Putnam High Yield Bond	Class L	35	35
Great-West Janus Large Cap Growth	Initial Class	100	100
Great-West Janus Large Cap Growth	Class L	35	35
Great-West MFS International Growth	Initial Class	100	100
Great-West MFS International Growth	Class L	35	35
Great-West Federated Bond	Initial Class	100	100
Great-West Federated Bond	Class L	35	35
Great-West MFS International Value	Initial Class	79	110
Great-West MFS International Value	Class L	35	35
Great-West S&P 500® Index	Initial Class	135	180
Great-West S&P 500® Index	Class L	35	35
Great-West Goldman Sachs Mid Cap Value	Initial Class	85	85
Great-West Goldman Sachs Mid Cap Value	Class L	35	35
Great-West Invesco Small Cap Value	Initial Class	110	110
Great-West Invesco Small Cap Value	Class L	35	35
Great-West Ariel Mid Cap Value	Initial Class	100	100
Great-West Ariel Mid Cap Value	Class L	35	35
Great-West Ariel Small Cap Value	Initial Class	85	85
Great-West Ariel Small Cap Value	Class L	35	35
Great-West Loomis Sayles Small Cap Value	Initial Class	90	90
Great-West Loomis Sayles Small Cap Value	Class L	35	35
Great-West Loomis Sayles Bond	Initial Class	100	100
Great-West Loomis Sayles Bond	Class L	35	35
Great-West T. Rowe Price Equity Income	Initial Class	125	125
Great-West T. Rowe Price Equity Income	Class L	35	35
Great-West Small Cap Growth	Initial Class	90	90
Great-West Small Cap Growth	Class L	35	35
Great-West Invesco ADR	Initial Class	100	100
Great-West Invesco ADR	Class L	35	35
Great-West Short Duration Bond	Initial Class	85	85
Great-West Short Duration Bond	Class L	35	35
Great-West T. Rowe Price Mid Cap Growth	Initial Class	110	110
Great-West T. Rowe Price Mid Cap Growth	Class L	35	35
Great-West Templeton Global Bond	Initial Class	100	100
Great-West Templeton Global Bond	Class L	35	35
Great-West S&P Mid Cap 400® Index	Initial Class	52.5	52.5
Great-West S&P Mid Cap 400® Index	Class L	33	33
Great-West International Index	Initial Class	52.5	70
Great-West International Index	Class L	33	33

		Authorized Shares (expressed in millions)
Great-West Putnam Equity Income	Initial Class	52.5	70
Great-West Putnam Equity Income	Class L	33	33
Great-West American Century Growth	Initial Class	52.5	80
Great-West American Century Growth	Class L	33	33
Great-West Real Estate Index	Initial Class	35	35
Great-West Real Estate Index	Class L	35	35
Great-West Conservative Profile I	Initial Class	100	100
Great-West Conservative Profile I	Class L	35	35
Great-West Moderately Conservative Profile I	Initial Class	100	100
Great-West Moderately Conservative Profile I	Class L	35	35
Great-West Moderate Profile I	Initial Class	100	100
Great-West Moderate Profile I	Class L	35	35
Great-West Moderately Aggressive Profile I	Initial Class	100	100
Great-West Moderately Aggressive Profile I	Class L	35	35
Great-West Aggressive Profile I	Initial Class	100	100
Great-West Aggressive Profile I	Class L	35	35
Great-West Conservative Profile II	Initial Class	100	100
Great-West Conservative Profile II	Class L	35	35
Great-West Moderately Conservative Profile II	Initial Class	100	100
Great-West Moderately Conservative Profile II	Class L	35	35
Great-West Moderate Profile II	Initial Class	200	250
Great-West Moderate Profile II	Class L	35	35
Great-West Moderately Aggressive Profile II	Initial Class	100	100
Great-West Moderately Aggressive Profile II	Class L	35	35
Great-West Aggressive Profile II	Initial Class	175	175
Great-West Aggressive Profile II	Class L	35	35
Great-West Lifetime 2015 I	Class T	45	45
Great-West Lifetime 2015 I	Class T1	45	45
Great-West Lifetime 2015 I	Class L	33	33
Great-West Lifetime 2015 II	Class T	45	45
Great-West Lifetime 2015 II	Class T1	45	80
Great-West Lifetime 2015 II	Class L	33	33
Great-West Lifetime 2015 III	Class T	45	45
Great-West Lifetime 2015 III	Class T1	45	45
Great-West Lifetime 2015 III	Class L	33	33
Great-West Lifetime 2025 I	Class T	45	45
Great-West Lifetime 2025 I	Class T1	45	45
Great-West Lifetime 2025 I	Class L	33	33
Great-West Lifetime 2025 II	Class T	45	45
Great-West Lifetime 2025 II	Class T1	80	100
Great-West Lifetime 2025 II	Class L	33	33
Great-West Lifetime 2025 III	Class T	45	45
Great-West Lifetime 2025 III	Class T1	45	45
Great-West Lifetime 2025 III	Class L	33	33

		Authorized Shares (expressed in millions)
Great-West Lifetime 2035 I	Class T	45	45
Great-West Lifetime 2035 I	Class T1	45	45
Great-West Lifetime 2035 I	Class L	33	33
Great-West Lifetime 2035 II	Class T	45	45
Great-West Lifetime 2035 II	Class T1	45	70
Great-West Lifetime 2035 II	Class L	33	33
Great-West Lifetime 2035 III	Class T	45	45
Great-West Lifetime 2035 III	Class T1	45	45
Great-West Lifetime 2035 III	Class L	33	33
Great-West Lifetime 2045 I	Class T	45	45
Great-West Lifetime 2045 I	Class T1	45	45
Great-West Lifetime 2045 I	Class L	33	33
Great-West Lifetime 2045 II	Class T	45	45
Great-West Lifetime 2045 II	Class T1	45	45
Great-West Lifetime 2045 II	Class L	33	33
Great-West Lifetime 2045 III	Class T	45	45
Great-West Lifetime 2045 III	Class T1	45	45
Great-West Lifetime 2045 III	Class L	33	33
Great-West Lifetime 2055 I	Class T	45	45
Great-West Lifetime 2055 I	Class T1	45	45
Great-West Lifetime 2055 I	Class L	33	33
Great-West Lifetime 2055 II	Class T	45	45
Great-West Lifetime 2055 II	Class T1	45	45
Great-West Lifetime 2055 II	Class L	33	33
Great-West Lifetime 2055 III	Class T	45	45
Great-West Lifetime 2055 III	Class T1	45	45
Great-West Lifetime 2055 III	Class L	33	33
Great-West SecureFoundation® Balanced	Class G	75	75
Great-West SecureFoundation® Balanced	Class G1	75	75
Great-West SecureFoundation® Balanced	Class L	33	33
Great-West SecureFoundation® Balanced ETF	Class A	35	35
Great-West SecureFoundation® Balanced ETF	Class S	35	35
Great-West SecureFoundation® Lifetime 2015	Class G	75	75
Great-West SecureFoundation® Lifetime 2015	Class G1	75	75
Great-West SecureFoundation® Lifetime 2015	Class L	33	33
Great-West SecureFoundation® Lifetime 2020	Class G	33	33
Great-West SecureFoundation® Lifetime 2020	Class G1	33	33
Great-West SecureFoundation® Lifetime 2020	Class L	33	33
Great-West SecureFoundation® Lifetime 2025	Class G	75	75
Great-West SecureFoundation® Lifetime 2025	Class G1	75	75
Great-West SecureFoundation® Lifetime 2025	Class L	33	33
Great-West SecureFoundation® Lifetime 2030	Class G	33	33
Great-West SecureFoundation® Lifetime 2030	Class G1	33	33
Great-West SecureFoundation® Lifetime 2030	Class L	33	33

		Authorized Shares (expressed in millions)
Great-West SecureFoundation® Lifetime 2035	Class G	75	75
Great-West SecureFoundation® Lifetime 2035	Class G1	75	75
Great-West SecureFoundation® Lifetime 2035	Class L	33	33
Great-West SecureFoundation® Lifetime 2040	Class G	33	33
Great-West SecureFoundation® Lifetime 2040	Class G1	33	33
Great-West SecureFoundation® Lifetime 2040	Class L	33	33
Great-West SecureFoundation® Lifetime 2045	Class G	75	75
Great-West SecureFoundation® Lifetime 2045	Class G1	75	75
Great-West SecureFoundation® Lifetime 2045	Class L	33	33
Great-West SecureFoundation® Lifetime 2050	Class G	33	33
Great-West SecureFoundation® Lifetime 2050	Class G1	33	33
Great-West SecureFoundation® Lifetime 2050	Class L	33	33
Great-West SecureFoundation® Lifetime 2055	Class G	75	75
Great-West SecureFoundation® Lifetime 2055	Class G1	75	75
Great-West SecureFoundation® Lifetime 2055	Class L	33	33

Unclassified Capital Stock:		1,670	1,376.5

Total:		11,000	11,000

FOURTH: The Corporation is registered as an open-end company under the Investment Company of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary this 14th day of January 2013, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, and certify that, to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

GREAT-WEST FUNDS, INC.

/s/ M.T.G. Graye
Name: M.T.G. Graye

Title:	President and Chief Executive Officer
ATTEST:

/s/ R.L. Logsdon
Name:    R.L. Logsdon

Title:	Assistant Vice President, Counsel & Secretary